Exhibit 99.1

VMware Reports Third Quarter 2013 Results

- Year-over-Year Revenue Growth of 14% to $1.29 Billion

- Year-over-Year Revenue Growth of 19% excluding GoPivotal and divestitures in 20131

- GAAP Operating Margin of 22.4%; Non-GAAP Operating Margin of 33.9%

- GAAP EPS of $0.60; Non-GAAP EPS of $0.84, an increase of 20% year over year

PALO ALTO, Calif., October 21, 2013 — VMware, Inc. (NYSE: VMW), the global leader in virtualization and cloud infrastructure, today announced financial results for the third quarter of 2013:

•

Revenues for the third quarter were $1.29 billion, an increase of 14% from the third quarter of 2012. Excluding revenues attributable to GoPivotal and all divestitures that occurred in 2013, revenues for the third quarter increased 19% from the third quarter of 2012.[1]

•

Operating income for the third quarter was $287 million, an increase of 51% from the third quarter of 2012. Non-GAAP operating income for the third quarter was $436 million, an increase of 19% from the third quarter of 2012.

•

Net income for the third quarter was $261 million, or $0.60 per diluted share, up 67% per diluted share compared to $157 million, or $0.36 per diluted share, for the third quarter of 2012. Non-GAAP net income for the quarter was $363 million, or $0.84 per diluted share, up 20% per diluted share compared to $303 million, or $0.70 per diluted share, for the third quarter of 2012.

•

Operating cash flows for the third quarter were $637 million, an increase of 46% from the third quarter of 2012. Free cash flows for the quarter were $543 million, an increase of 50% from the third quarter of 2012.

•	Cash, cash equivalents and short-term investments were $5.84 billion, and unearned revenues were $3.64 billion as of September 30, 2013.

“VMware continues to build momentum globally, because we are uniquely positioned to help our customers transform to the mobile-cloud era of computing,” said Pat Gelsinger, chief executive officer, VMware. “Customers are making long-term commitments to VMware to help them liberate resources from their current environments and power their businesses into the future.”

“We are very pleased with our third quarter performance, meeting or exceeding all of our key goals for the quarter,” said Jonathan Chadwick, chief financial officer, VMware. “2013 continues to play out according to the plan we shared at the beginning of the year. We are seeing strong customer demand for new solutions such as the software-defined data center, and I’m excited about our prospects for the remainder of 2013 and beyond.”

As indicated in the financial results news release for the second quarter of 2013, VMware will provide forward-looking guidance in connection with this quarterly earnings announcement on its quarterly earnings conference call.

Recent Highlights & Strategic Announcements

•

At VMworld® 2013, VMware announced a wave of new products and services designed to extend the power of virtualization to the entire data center, including networking, storage and management, through its software-defined data center architecture (SDDC). VMworld 2013 and VMworld 2013 Europe set a new record with a combined total of over 31,000 registered attendees enjoying demos of newly-introduced technology, including VMware NSX™, VMware Virtual SAN™, VMware vCloud® Suite 5.5, VMware vSphere® with Operations Management™ 5.5 and new cloud management solutions.

•

VMware announced the U.S. availability of the new VMware vCloud® Hybrid Service™ and added two additional U.S. data center locations, enabling customers to seamlessly extend their data center to the public cloud. VMware also announced that the service will be available in the U.K. in the first quarter of 2014, demonstrating VMware’s commitment to expand its hybrid cloud service into Europe and provide customers with the fastest, most reliable, and most compatible path to the cloud. New capabilities make it easy for customers to bring existing and new cloud-native applications to the public cloud and to extend their existing management tools.

•

VMware acquired Desktone, Inc., a privately held company that pioneered Desktop as a Service (DaaS) with an advanced multi-tenant desktop virtualization platform for delivering Windows desktops and applications as a cloud service to any user, anywhere, on any device.

•

VMware continues to attract diverse and talented new leaders to the company, including three new executive appointments during its third quarter: Sanjay Poonen, executive vice president and general manager of VMware’s End-User Computing business; Tony Scott, senior vice president and chief information officer; and Sanjay Mirchandani, senior vice president and general manager, VMware Asia Pacific & Japan. http://www.vmware.com/company/leadership

The company will host a conference call today at 2:00 p.m. PT/ 5:00 p.m. ET to review financial results and business outlook. A live web broadcast of the event will be available on the VMware investor relations website at http://ir.vmware.com. Slides will accompany the web broadcast. The replay of the webcast and slides will be available on the website for two months. In addition, seven quarters of historical data for revenues and unearned revenues, excluding revenues generated each period by the products and services contributed to GoPivotal on April 1, 2013 and the products and services associated with the divestures that occurred in 2013, will also be made available at http://ir.vmware.com in conjunction with the conference call.

# # #

1 Comparative growth percentages exclude revenues in each period attributable to the products and services contributed to GoPivotal, Inc. and the products and services associated with divestitures consummated by VMware in 2013.

About VMware

VMware is the leader in virtualization and cloud infrastructure solutions that enable businesses to thrive in the Cloud Era. Customers rely on VMware to help them transform the way they build, deliver and consume Information Technology resources in a manner that is evolutionary and based on their specific needs. With 2012 revenues of $4.61 billion, VMware has more than 500,000 customers and 55,000 partners. The company is headquartered in Silicon Valley with offices throughout the world and can be found online at www.vmware.com.

Additional Information

VMware’s website is located at www.vmware.com, and its investor relations website is located at http://ir.vmware.com. VMware’s goal is to maintain the investor relations website as a portal through which investors can easily find or navigate to pertinent information about VMware, all of which is made available free of charge. The additional information includes materials that VMware files with the SEC; announcements of investor conferences and events at which its executives talk about its products, services and competitive strategies; webcasts of its quarterly earnings calls, investor conferences and events (archives of which are also available for a limited time); additional information on its financial metrics, including reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures; press releases on quarterly earnings, product and service announcements, legal developments and international news; corporate governance information; and other news, blogs and announcements that VMware may post from time to time that investors may find useful or interesting.

VMware, VMworld, NSX, VMware Virtual SAN, vCloud, vCloud Hybrid Service, vSphere, and vSphere with Operations Management are registered trademarks or trademarks of VMware, Inc. in the United States and other jurisdictions. All other marks and names mentioned herein may be trademarks of their respective organizations.

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to VMware’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “About Non-GAAP Financial Measures.”

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding expectations for the transformation to a new era of computing, VMware’s continuing momentum, VMware’s prospects for the remainder of 2013 and beyond, the future availability of announced products and services and their benefits to customers, long-term customer commitments to VMware, and the planned expansion of the VMware vCloud Hybrid Service. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in consumer, government, and information technology spending, including any residual impact of the partial U.S. federal government shutdown in October 2013; (iii) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into the virtualization market, and new product and marketing initiatives by VMware’s competitors; (iv) factors that affect timing of license revenue recognition such as product announcements and promotions and beta programs; (v) customers’ ability to develop, and to transition to, new products and computing strategies such as cloud computing, desktop virtualization and the software-defined data center; (vi) the uncertainty of customer acceptance of emerging technology; (vii) changes in the willingness of customers to enter into longer term licensing and support arrangements; (viii) rapid technological and market changes in virtualization software and platforms for cloud, end user, and mobile computing; (ix) changes to product development time lines; (x) VMware’s relationship with EMC Corporation and EMC’s ability to control matters requiring stockholder approval, including the election of VMware’s board members; (xi) VMware’s ability to protect its proprietary technology; (xii) VMware’s ability to attract and retain highly qualified employees; (xiii) the successful integration of acquired companies and assets into VMware; and (xiv) fluctuating currency exchange rates. These forward-looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value, and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including VMware’s most recent reports on Form 10-K and Form 10-Q and current reports on Form 8-K that we may file from time to time, which could cause actual results to vary from expectations. VMware assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Contacts:

Paul Ziots

VMware Investor Relations

pziots@vmware.com

650-427-3267

Joan Stone

VMware Global Communications

joanstone@vmware.com

650-427-4436

VMware, Inc.

CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per share amounts)

(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2013	2012	2013	2012
Revenues:
License	$564	$491	$1,583	$1,490
Services	725	643	2,141	1,822

Total revenues	1,289	1,134	3,724	3,312
Operating expenses (1):
Cost of license revenues	51	60	163	174
Cost of services revenues	132	119	375	356
Research and development	266	260	797	731
Sales and marketing	449	412	1,308	1,166
General and administrative	103	93	298	266
Realignment charges	1	—	64	—

Operating income	287	190	719	619
Investment income	7	8	21	20
Interest expense with EMC	(1)	(1)	(3)	(4)
Other income (expense), net	15	(2)	29	(2)

Income before income taxes	308	195	766	633
Income tax provision	47	38	87	93

Net income	$261	$157	$679	$540

Net income per weighted-average share, basic for Class A and Class B	$0.61	$0.37	$1.58	$1.26
Net income per weighted-average share, diluted for Class A and Class B	$0.60	$0.36	$1.57	$1.24
Weighted-average shares, basic for Class A and Class B	430	427	429	427
Weighted-average shares, diluted for Class A and Class B	433	433	433	434

(1) Includes stock-based compensation as follows:
Cost of license revenues	$1	$—	$2	$1
Cost of services revenues	7	8	21	21
Research and development	52	60	165	148
Sales and marketing	37	52	106	111
General and administrative	16	12	42	34
Realignment charges	—	—	6	—

VMware, Inc.

CONSOLIDATED BALANCE SHEETS

(in millions, except per share amounts)

(unaudited)

	September 30, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$2,263	$1,609
Short-term investments	3,574	3,022
Accounts receivable, net of allowance for doubtful accounts of $2 and $4	789	1,151
Due from related parties, net	—	68
Deferred tax asset	183	179
Other current assets	116	91

Total current assets	6,925	6,120
Property and equipment, net	793	665
Other assets, net	113	128
Deferred tax asset	63	103
Intangible assets, net	602	732
Goodwill	2,958	2,848

Total assets	$11,454	$10,596

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$84	$90
Accrued expenses and other	546	674
Due to related parties, net	16	—
Unearned revenues	2,225	2,196

Total current liabilities	2,871	2,960
Note payable to EMC	450	450
Unearned revenues	1,411	1,265
Other liabilities	195	181

Total liabilities	4,927	4,856
Contingencies
Stockholders’ equity:
Class A common stock, par value $.01; authorized 2,500 shares; issued and outstanding 131 and 129 shares	1	1
Class B convertible common stock, par value $.01; authorized 1,000 shares; issued and outstanding 300 shares	3	3
Additional paid-in capital	3,545	3,432
Accumulated other comprehensive income	1	6
Retained earnings	2,977	2,298

Total stockholders’ equity	6,527	5,740

Total liabilities and stockholders’ equity	$11,454	$10,596

VMware, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2013	2012	2013	2012
Operating activities:
Net income	$261	$157	$679	$540
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	82	86	261	262
Stock-based compensation	113	119	332	302
Excess tax benefits from stock-based compensation	(12)	(25)	(60)	(111)
Non-cash realignment charges	—	—	15	—
Gain on disposition of certain lines of business and other, net	(12)	—	(31)	—
Other	4	(1)	3	(1)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	152	67	360	202
Other assets	4	(5)	(72)	(122)
Due to/from related parties, net	49	15	84	28
Accounts payable	(2)	10	16	26
Accrued expenses	(90)	(64)	(112)	(63)
Income taxes receivable from EMC	—	—	15	—
Income taxes payable	(2)	60	(4)	128
Deferred income taxes, net	32	(34)	41	(70)
Unearned revenues	58	51	321	283

Net cash provided by operating activities	637	436	1,848	1,404

Investing activities:
Additions to property and equipment	(94)	(75)	(247)	(153)
Purchases of available-for-sale securities	(573)	(765)	(2,227)	(2,720)
Sales of available-for-sale securities	253	882	1,072	1,653
Maturities of available-for-sale securities	227	234	597	768
Proceeds from disposition of certain lines of business	6	—	37	—
Business acquisitions, net of cash acquired	—	(1,242)	(184)	(1,344)
Other investing	(8)	(8)	(11)	(12)

Net cash used in investing activities	(189)	(974)	(963)	(1,808)

Financing activities:
Proceeds from issuance of common stock	70	70	185	214
Repurchase of common stock	(90)	(129)	(392)	(307)
Excess tax benefits from stock-based compensation	12	25	60	111
Shares repurchased for tax withholdings on vesting of restricted stock	(17)	(25)	(84)	(90)

Net cash used in financing activities	(25)	(59)	(231)	(72)

Net increase (decrease) in cash and cash equivalents	423	(597)	654	(476)
Cash and cash equivalents at beginning of the period	1,840	2,077	1,609	1,956

Cash and cash equivalents at end of the period	$2,263	$1,480	$2,263	$1,480

VMware, Inc.

SUPPLEMENTAL REVENUES SCHEDULE

(INCLUDES RECONCILIATION OF GAAP TO NON-GAAP DATA)

(in millions)

(unaudited)

	For the Three Months Ended			For the Three Months Ended
	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
Revenues as reported (1):
License	$564	$531	$488	$597	$491	$517	$482
Software maintenance	644	614	605	591	551	519	492
Professional services	81	98	98	105	92	87	81

Total revenues	$1,289	$1,243	$1,191	$1,293	$1,134	$1,123	$1,055

Change (%) over prior year
License	14.8%	2.6%	1.3%	16.1%	10.7%	11.3%	15.0%
Software maintenance	16.9%	18.3%	23.0%	27.5%	29.0%	34.4%	35.3%
Professional services	-11.4%	13.4%	20.8%	27.0%	28.6%	23.7%	33.0%

Total revenues	13.7%	10.7%	12.9%	22.0%	20.4%	21.9%	25.1%

Revenues as reported, excluding GoPivotal (2)
License	$564	$531	$485	$589	$486	$508	$478
Software maintenance	644	614	601	587	546	515	489
Professional services	81	98	84	77	72	68	69

Total revenues	$1,289	$1,243	$1,170	$1,253	$1,104	$1,091	$1,036

Change (%) over prior year
License	16.0%	4.4%	1.5%	15.7%	11.2%	9.8%	15.1%
Software maintenance	17.8%	19.3%	23.0%	27.5%	28.9%	34.3%	35.0%
Professional services	14.0%	45.1%	19.8%	6.4%	12.3%	8.3%	24.3%

Total revenues	16.8%	14.0%	12.8%	20.3%	19.4%	20.0%	24.4%

Revenues as reported, excluding GoPivotal and all dispositions (3)
License	$562	$526	$476	$581	$479	$500	$471
Software maintenance	642	611	590	574	535	504	478
Professional services	81	98	83	77	70	67	69

Total revenues	$1,285	$1,235	$1,149	$1,232	$1,084	$1,071	$1,018

Change (%) over prior year
License	17.3%	5.3%	1.1%	16.0%	11.8%	9.2%	14.5%
Software maintenance	20.0%	21.3%	23.4%	27.2%	28.5%	33.1%	33.7%
Professional services	15.4%	45.6%	19.9%	6.3%	11.3%	8.1%	24.3%

Total revenues	18.5%	15.4%	12.9%	20.3%	19.4%	19.2%	23.5%

Reconciliation of “revenues as reported” to “revenues as reported, excluding GoPivotal and all dispositions”:
Revenues as reported, excluding GoPivotal and all dispositions (3)	$1,285	$1,235	$1,149	$1,232	$1,084	$1,071	$1,018
GoPivotal	—	—	22	40	30	32	19
All dispositions	4	8	20	21	20	20	18

Revenues as reported (1)	$1,289	$1,243	$1,191	$1,293	$1,134	$1,123	$1,055

(1)	Represents revenues reported each quarter.
(2)	Represents revenues reported each quarter less the revenues attributable to products and services contributed by VMware to GoPivotal, Inc. (“GoPivotal”) on April 1, 2013. All quarters have been adjusted to exclude the related revenues.
(3)	Represents revenues reported each quarter less a) the revenues attributable to products and services contributed by VMware to GoPivotal on April 1, 2013 and b) the revenues attributable to all lines of businesses which were disposed of in 2013, including Zimbra which was disposed of in July 2013. All quarters have been adjusted to exclude the related revenues.

VMware, Inc.

SUPPLEMENTAL UNEARNED REVENUES SCHEDULE

(INCLUDES RECONCILIATION OF GAAP TO NON-GAAP DATA)

(in millions)

(unaudited)

	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
Unearned revenues as reported (1)
License	$415	$427	$446	$463	$366	$376	$373
Software maintenance	2,937	2,903	2,797	2,755	2,415	2,357	2,246
Professional services	284	266	247	243	212	209	189

Total unearned revenues	$3,636	$3,596	$3,490	$3,461	$2,993	$2,942	$2,808

Change (%) over prior year
License	13.3%	13.7%	19.6%	18.9%	35.8%	56.5%	48.4%
Software maintenance	21.6%	23.2%	24.5%	29.1%	33.8%	39.8%	41.3%
Professional services	34.3%	26.8%	30.6%	30.8%	32.5%	37.9%	37.3%

Total unearned revenues	21.5%	22.2%	24.3%	27.8%	34.0%	41.6%	41.9%

Unearned revenues as reported, excluding GoPivotal and all dispositions (2)
License	$414	$427	$407	$414	$327	$336	$352
Software maintenance	2,933	2,903	2,736	2,671	2,346	2,289	2,189
Professional services	285	266	246	241	210	207	186

Total unearned revenues	$3,632	$3,596	$3,389	$3,326	$2,883	$2,832	$2,727

Change (%) over prior year
License	26.4%	27.1%	15.7%	11.6%	25.9%	49.4%	45.4%
Software maintenance	25.0%	26.8%	25.0%	28.5%	33.3%	38.7%	40.4%
Professional services	35.7%	28.7%	31.7%	30.8%	31.9%	36.2%	36.0%

Total unearned revenues	26.0%	27.0%	24.3%	26.3%	32.3%	39.7%	40.7%

Reconciliation of “unearned revenues as reported” to “unearned revenues as reported, excluding GoPivotal and all dispositions”:
Unearned revenues as reported, excluding GoPivotal and all dispositions (2)	$3,632	$3,596	$3,389	$3,326	$2,883	$2,832	$2,727
GoPivotal and all dispositions	4	—	101	135	110	110	81

Unearned revenues as reported (1)	$3,636	$3,596	$3,490	$3,461	$2,993	$2,942	$2,808

(1)	Represents unearned revenues reported each quarter.
(2)	Represents unearned revenues reported each quarter less a) the unearned revenues attributable to products and services contributed by VMware to GoPivotal on April 1, 2013 and b) the unearned revenues attributable to all lines of businesses which were disposed of in 2013, including Zimbra which was disposed of in July 2013. All quarters have been adjusted to exclude the related unearned revenues.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Three Months Ended September 30, 2013

(in millions, except per share amounts)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Realignment Charges	Acquisition and Other Related Items	Capitalized Software Development Costs (1)	Gain on Disposition of Certain Lines of Business & Other, Net	Tax Adjustment (2)	Non-GAAP, as adjusted
Operating expenses:
Cost of license revenues	$51	(1)	—	(22)	—	—	(8)	—	—	$20
Cost of services revenues	$132	(7)	—	—	—	—	—	—	—	$125
Research and development	$266	(52)	(1)	(1)	—	—	—	—	—	$212
Sales and marketing	$449	(37)	(1)	(1)	—	—	—	—	—	$410
General and administrative	$103	(16)	—	—	—	(1)	—	—	—	$86
Realignment charges	$1	—	—	—	(1)	—	—	—	—	$—
Operating income	$287	113	2	24	1	1	8	—	—	$436
Operating margin	22.4%	8.7%	0.2%	1.9%	—	0.1%	0.6%	—	—	33.9%
Other income (expense), net	$15	—	—	—	—	—	—	(12)	—	$3
Income before income taxes	$308	113	2	24	1	1	8	(12)	—	$445
Income tax provision	$47								35	$82
Tax rate	15.3%									18.5%
Net income	$261	113	2	24	1	1	8	(12)	(35)	$363
Net income per weighted-average share, basic for Class A and Class B (3)	$0.61	$0.26	$0.01	$0.06	$—	$—	$0.02	$(0.03)	$(0.08)	$0.85
Net income per weighted-average share, diluted for Class A and Class B (4)	$0.60	$0.26	$0.01	$0.06	$—	$—	$0.02	$(0.03)	$(0.08)	$0.84

(1)	For the third quarter of 2013, no costs were capitalized for the development of software products. Amortization expense from previously capitalized amounts was $8.
(2)	Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
(3)	Calculated based upon 430 basic weighted-average shares for Class A and Class B.
(4)	Calculated based upon 433 diluted weighted-average shares for Class A and Class B.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Three Months Ended September 30, 2012

(in millions, except per share amounts)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Acquisition Related Items	Capitalized Software Development Costs (1)	Tax Adjustment (2)	Non-GAAP, as adjusted
Operating expenses:
Cost of license revenues	$60	—	—	(19)	—	(15)	—	$26
Cost of services revenues	$119	(8)	—	(1)	—	—	—	$110
Research and development	$260	(60)	(1)	(1)	—	—	—	$198
Sales and marketing	$412	(52)	—	(4)	—	—	—	$356
General and administrative	$93	(12)	—	—	(2)	—	—	$79
Operating income	$190	132	1	25	2	15	—	$365
Operating margin	16.8%	11.7%	0.1%	2.2%	0.1%	1.3%	—	32.2%
Income before income taxes	$195	132	1	25	2	15	—	$370
Income tax provision	$38						29	$67
Tax rate	19.7%							18.0%
Net income	$157	132	1	25	2	15	(29)	$303
Net income per weighted-average share, basic for Class A and Class B (3)	$0.37	$0.31	$—	$0.06	$—	$0.03	$(0.06)	$0.71
Net income per weighted-average share, diluted for Class A and Class B (4)	$0.36	$0.30	$—	$0.06	$—	$0.04	$(0.06)	$0.70

(1)	For the third quarter of 2012, no costs were capitalized for the development of software products. Amortization expense from previously capitalized amounts was $15.
(2)	Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
(3)	Calculated based upon 427 basic weighted-average shares for Class A and Class B.
(4)	Calculated based upon 433 diluted weighted-average shares for Class A and Class B.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Nine Months Ended September 30, 2013

(in millions, except per share amounts)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Realignment Charges	Acquisition and Other Related Items	Capitalized Software Development Costs (1)	Gain on Disposition of Certain Lines of Business & Other, Net	Tax Adjustment (2)	Non-GAAP, as adjusted
Operating expenses:
Cost of license revenues	$163	(2)	—	(67)	—	—	(34)	—	—	$60
Cost of services revenues	$375	(21)	(2)	(2)	—	—	—	—	—	$350
Research and development	$797	(165)	(3)	(2)	—	—	—	—	—	$627
Sales and marketing	$1,308	(106)	(3)	(6)	—	—	—	—	—	$1,193
General and administrative	$298	(42)	(2)	—	—	(3)	—	—	—	$251
Realignment charges	$64	—	—	—	(64)	—	—	—	—	$—
Operating income	$719	336	10	77	64	3	34	—	—	$1,243
Operating margin	19.3%	9.0%	0.2%	2.1%	1.7%	0.1%	0.9%	—	—	33.3%
Other income (expense), net	$29	—	—	—	—	—	—	(31)	—	$(2)
Income before income taxes	$766	336	10	77	64	3	34	(31)	—	$1,259
Income tax provision	$87								146	$233
Tax rate	11.4%									18.5%
Net income	$679	336	10	77	64	3	34	(31)	(146)	$1,026
Net income per weighted-average share, basic for Class A and Class B (3)	$1.58	$0.78	$0.02	$0.18	$0.15	$0.01	$0.08	$(0.07)	$(0.34)	$2.39
Net income per weighted-average share, diluted for Class A and Class B (4)	$1.57	$0.78	$0.02	$0.18	$0.15	$—	$0.08	$(0.07)	$(0.34)	$2.37

(1)	For the first nine months of 2013, no costs were capitalized for the development of software products. Amortization expense from previously capitalized amounts was $34.
(2)	Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
(3)	Calculated based upon 429 basic weighted-average shares for Class A and Class B.
(4)	Calculated based upon 433 diluted weighted-average shares for Class A and Class B.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Nine Months Ended September 30, 2012

(in millions, except per share amounts)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Acquisition Related Items	Capitalized Software Development Costs (1)	Tax Adjustment (2)	Non-GAAP, as adjusted
Operating expenses:
Cost of license revenues	$174	(1)	—	(46)	—	(58)	—	$69
Cost of services revenues	$356	(21)	(1)	(3)	—	—	—	$331
Research and development	$731	(148)	(5)	(3)	—	—	—	$575
Sales and marketing	$1,166	(111)	(4)	(9)	—	—	—	$1,042
General and administrative	$266	(34)	(1)	—	(3)	—	—	$228
Operating income	$619	315	11	61	3	58	—	$1,067
Operating margin	18.7%	9.5%	0.3%	1.9%	0.1%	1.7%	—	32.2%
Income before income taxes	$633	315	11	61	3	58	—	$1,081
Income tax provision	$93						102	$195
Tax rate	14.7%							18.0%
Net income	$540	315	11	61	3	58	(102)	$886
Net income per weighted-average share, basic for Class A and Class B (3)	$1.26	$0.74	$0.03	$0.14	$0.01	$0.14	$(0.24)	$2.08
Net income per weighted-average share, diluted for Class A and Class B (4)	$1.24	$0.72	$0.02	$0.14	$0.01	$0.14	$(0.23)	$2.04

(1)	For the first nine months of 2012, no costs were capitalized for the development of software products. Amortization expense from previously capitalized amounts was $58.
(2)	Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
(3)	Calculated based upon 427 basic weighted-average shares for Class A and Class B.
(4)	Calculated based upon 434 diluted weighted-average shares for Class A and Class B.

VMware, Inc.

REVENUES BY TYPE

(in millions)

(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2013	2012	2013	2012
Revenues:
License	$564	$491	$1,583	$1,490
Services:
Software maintenance	644	551	1,864	1,562
Professional services	81	92	277	260

Total services	725	643	2,141	1,822

Total revenues	$1,289	$1,134	$3,724	$3,312

Percentage of revenues:
License	43.7%	43.3%	42.5%	45.0%
Services:
Software maintenance	49.9%	48.6%	50.0%	47.2%
Professional services	6.4%	8.1%	7.5%	7.8%

Total services	56.3%	56.7%	57.5%	55.0%

Total revenues	100.0%	100.0%	100.0%	100.0%

VMware, Inc.

REVENUES BY GEOGRAPHY

(in millions)

(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2013	2012	2013	2012
Revenues:
United States	$614	$554	$1,773	$1,589
International	675	580	1,951	1,723

Total revenues	$1,289	$1,134	$3,724	$3,312

Percentage of revenues:
United States	47.6%	48.8%	47.6%	48.0%
International	52.4%	51.2%	52.4%	52.0%

Total revenues	100.0%	100.0%	100.0%	100.0%

VMware, Inc.

RECONCILIATION OF GAAP CASH FLOWS FROM OPERATING ACTIVITIES

TO FREE CASH FLOWS

(A NON-GAAP FINANCIAL MEASURE)

(in millions)

(unaudited)

	For the Three Months Ended September 30,
	2013	2012
GAAP cash flows from operating activities	$637	$436
Capital expenditures	(94)	(75)

Free cash flows	$543	$361

About Non-GAAP Financial Measures

To provide investors and others with additional information regarding VMware’s results, we have disclosed in this press release the following non-GAAP financial measures: non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP income per diluted share, and free cash flows. VMware has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. These non-GAAP financial measures, other than free cash flows, differ from GAAP in that they exclude stock-based compensation, employer payroll tax on employee stock transactions, amortization of acquired intangible assets, realignment charges, acquisition and other-related items and the net effect of the amortization and capitalization of software development costs and gain on disposition of certain lines of business and other net, each as discussed below. Free cash flows differ from GAAP cash flows from operating activities in its treatment of capital expenditures.

We have also presented in this press release additional six quarters of historical data for revenue and unearned revenue, excluding revenue generated each period by the products and services contributed to GoPivotal, Inc. on April 1, 2013 and the products and services associated with the divestures consummated by us in 2013, We believe these measures are useful to investors because they allow investors to make meaningful comparisons of our revenues and unearned revenues across periods.

VMware’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, to calculate bonus payments and to evaluate VMware’s financial performance, the performance of its individual functional groups and the ability of operations to generate cash. Management believes these non-GAAP financial measures reflect VMware’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in VMware’s business, as they exclude expenses and gains that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating VMware’s operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. Additionally, management believes information regarding free cash flows provides investors and others with an important perspective on the cash available to make strategic acquisitions and investments, to repurchase shares, to fund ongoing operations and to fund other capital expenditures.

Management believes these non-GAAP financial measures are useful to investors and others in assessing VMware’s operating performance due to the following factors:

•

Stock-based compensation. Stock-based compensation is generally fixed at the time the stock-based instrument is granted and amortized over a period of several years. Although stock-based compensation is an important aspect of the compensation of our employees and executives, the expense for the fair value of the stock-based instruments we utilize may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. Furthermore, unlike cash compensation, the value of stock options is determined using a complex formula that incorporates factors, such as market volatility, that are beyond our control. Additionally, in order to establish the fair value of performance-based stock awards, which are also an element of our ongoing stock-based compensation, we are required to apply judgment to estimate the probability of the extent to which performance objectives will be achieved. Management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies.

•

Employer payroll tax on employee stock transactions. The amount of employer payroll taxes on stock-based compensation is dependent on VMware’s stock price and other factors that are beyond our control and do not correlate to the operation of the business.

•

Amortization of acquired intangible assets. A portion of the purchase price of VMware’s acquisitions is generally allocated to intangible assets, such as intellectual property, and is subject to amortization. However, VMware does not acquire businesses on a predictable cycle. Additionally, the amount of an acquisition’s purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition. Therefore, VMware believes that the presentation of non-GAAP financial measures that adjust for the amortization of intangible assets provides investors and others with a consistent basis for comparison across accounting periods.

•

Realignment charges: Realignment charges include workforce reductions, asset impairments and losses on asset disposals. We believe it is useful to exclude these items, when significant, as they are not reflective of our ongoing business and operating results.

•

Acquisition and other-related items. Acquisition and other -related items include direct costs of acquisitions and dispositions, such as transaction and advisory fees, which vary significantly and are unique to each transaction. Additionally, VMware does not acquire or dispose of businesses on a predictable cycle.

•

Capitalized software development costs. Capitalized software development costs encompass capitalization of development costs and the subsequent amortization of the capitalized costs over the useful life of the product. Amortization and capitalization of software development costs can vary significantly depending upon the timing of products reaching technological feasibility and being made generally available. We did not capitalize software development costs related to product offerings in either the first nine months of 2013 or fiscal year 2012 given our current go-to-market strategy. In future periods, we expect our amortization expense to steadily decline as previously capitalized software development costs become fully amortized.

•

Gain on disposition of certain lines of business and other, net. In the third quarter of 2013 we recognized a gain of $12 million as a result of exiting a certain line of business. In the first nine months of 2013, we recognized a gain as a result of exiting certain lines of business under our business realignment plan, which was partially offset by a charge recognized for a non–recoverable strategic investment. These transactions resulted in a net gain of $31 million. To the extent that significant gains or losses are realized on such dispositions and strategic investments, they do not occur on a predictable cycle, and such gains and losses are not reflective of our ongoing business and operating results.

•

Tax adjustment. Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating our non-GAAP income. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

Additionally, we believe that the non-GAAP financial measure free cash flows is meaningful to investors because we review cash flows generated from operations after taking into consideration capital expenditures due to the fact that these expenditures are considered to be a necessary component of ongoing operations.

The use of non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense that affect VMware’s operations. Specifically, in the case of stock-based compensation, if VMware did not pay out a portion of its compensation in the form of stock-based compensation and related employer payroll taxes, the cash salary expense included in operating expenses would be higher, which would affect VMware’s cash position. VMware compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP and should not be considered measures of VMware’s liquidity. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review VMware’s financial information in its entirety and not rely on a single financial measure.